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                                                                 Exhibit 10.24.1

                                AMENDMENT NO. 1
                                      TO
                        RIGHTCHOICE MANAGED CARE, INC.
         FEBRUARY 1, 1998 AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS'
                    NONQUALIFIED DEFERRED COMPENSATION PLAN


     WHEREAS, RightCHOICE Managed Care, Inc., (hereinafter called "the RightCHOICE"), established in July 1994, the RightCHOICE Managed Care, Inc. Non-Employee Directors' Nonqualified Deferred Compensation Plan (hereinafter called "Plan") which Plan has been amended and restated on several occasions, the most recent of which was effective as of February 1, 1998; and

     WHEREAS, RightCHOICE desires to amend said Plan effective as of September 27, 1999;

     NOW, THEREFORE, RightCHOICE does hereby amend the Plan effective as of September 27, 1999, so that it will read as follows:

                                      I.

     Paragraph (d) of Section II of the Adoption Agreement for the Plan is deleted in its entirety and the following is substituted in lieu thereof:

     (d)  Change of Control:

          The following will apply in lieu of the definition in Section 1.7 of the Basic Program Document.

          [X] Execution of an agreement providing for a "change in ownership" of RightCHOICE, a "change in the effective control" of RightCHOICE, or a "change in the ownership of a substantial portion of the assets" of RightCHOICE, as such terms are defined in the Proposed Regulations under Code Section 280G.
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                                      II.

     Paragraph (f) of Section II of the Adoption Agreement for the Plan is deleted in its entirety and the following is substituted in lieu thereof:

     "(f) Distributable Event

          Paragraph 6.2 of the Basic Program Document is modified as follows:

          [X]  A "Change of Control" will not constitute a Distributable Event.

          [X] A "Distributable Event" will include a date specified by a Participant in an election in effect on or before January 1, 1999."

                                     III.

     Section 10.2 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

     "10.2 Termination Although the Company has established this Program with a bona fide intention and expectation to maintain the Program indefinitely, the Company may terminate or discontinue the Program in whole or in part on the earlier of the date on which there is a Change of Control, or as of the first business day in the Program Year following the date on which the Company elects to terminate the Program. Termination of the Program must be approved by 2/3 of the members of the Board of Directors. Upon Program termination, no further Deferrals or Company contributions shall be made except that the Company shall be responsible to pay any benefit attributable to Deferrals and Company contributions accrued as of the day preceding the effective date of termination plus investment earnings and less investment losses, taxes and expenses chargeable to the Participant's account up to the date benefits are distributed. The Administrator shall make distribution of the Participant's benefit as soon as practicable but no later than seven (7) days after the effective date of the termination of the Plan.

     IN WITNESS WHEREOF, RightCHOICE has caused this Amendment No.1 to be executed by its duly authorized officer this 25/th/ day of October, 1999.


                              RIGHTCHOICE MANAGED CARE, INC.


                              By:  /s/ John A. O'Rourke
                                 -----------------------------
                                   John A. O'Rourke
                                   President and CEO

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